EXHIBIT 10.1

AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT

     THIS AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT (this “Amendment”), dated August 5, 2014, effective as of July 31, 2014 (the “Fifth Amendment Effective Date”), is entered into by and among WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), each Lender party hereto, and DAEGIS INC., a Delaware corporation (“Borrower”).

RECITALS

     A. Borrower, Agent and the financial institutions party thereto (the “Lenders”) have previously entered into that certain Credit Agreement, dated as of June 30, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.

     B. Upon receipt by Lenders of the prepayment required by Section 2.4(e)(vi) of the Credit Agreement in respect of Borrower’s Excess Cash Flow for its most recently completed fiscal year, and the application of that prepayment as required by the Credit Agreement, Term Loan B will be fully repaid, and the outstanding balance of Term Loan A will be reduced to $10,072,386.70.

     C. Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement. The Lender Group has agreed to such amendments pursuant to the terms hereunder.

AMENDMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Amendments to Credit Agreement. Effective upon the Fifth Amendment Effective Date (as defined in Section 2 below):

          (a) Schedule 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order:

“Fifth Amendment” means that certain Amendment Number Five to Credit Agreement, dated August 5, 2014, among Agent, each Lender, and Borrower.

“Fifth Amendment Effective Date” means July 31, 2014.

          (b) Schedule 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Base Rate”, “LIBOR Rate”, “Term Loan A Amount” and “Term Loan B Amount” therein and replacing such definitions with the following:

“Base Rate” means the greatest of (a) 1.75 percent per annum, (b) the Federal Funds Rate plus ½%, (c) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a daily basis), plus 1 percentage point, and (d) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

“LIBOR Rate” means the greater of (a) 1.00 percent per annum, and (b) the rate per annum as reported on Reuters Screen LIBOR01 page (or any successor page) 2 Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with the Agreement (and, if any such rate is below zero, the LIBOR Rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error.

“Term Loan A Amount” means $10,072,386.70.

“Term Loan B Amount” means $0.

          (c) The definition of “Base Rate Margin” in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the pricing grid in such definition and replacing such grid with the following:

Level	Total Leverage Ratio Calculation	Base Rate Margin
I	If the Total Leverage Ratio is less than 1.75:1.00	2.50 percentage points
II	If the Total Leverage Ratio is greater than or equal to 1.75:1.00 and less than 2.25:1.00	2.75 percentage points
III	If the Total Leverage Ratio is equal or greater than 2.25:1.00	3.00 percentage points

          (d) Clause (c) of the definition of “EBITDA” in Schedule 1.1 of the Credit Agreement is hereby amended by deleting subclauses (xvi) through (xix) therein and replacing them with the following:

“(xvi) charges or expenses incurred from severance compensation paid in connection with the Restructuring so long as such charges or expenses are incurred (1) in the fiscal year ending April 30, 2014 and do not exceed $593,400 for such fiscal year or (2) in the fiscal quarter ending July 31, 2014 and do not exceed $1,600;

(xvii) to the extent not covered by clause (c)(i) above, lease abandonment charges incurred in connection with the Restructuring so long as such charges are incurred in the fiscal year ending April 30, 2014 or the fiscal year ending April 30, 2015 and do not exceed $755,000 in the aggregate for such fiscal years;

(xviii) to the extent not covered by clause (c)(i) above, duplicate headcount charges or expenses incurred in connection with the Restructuring so long as such charges or expenses are incurred in the fiscal year ending April 30, 2014 and do not exceed $135,000 for such fiscal year;

(xix) moving, relocation, travel, and legal expenses incurred in connection with the Restructuring so long as such expenses are incurred in the fiscal year ending April 30, 2014 and do not exceed $184,000 for such fiscal year,”

          (e) Clause (c) of the definition of “Excess Cash Flow” in Schedule 1.1 of the Credit Agreement is hereby amended by deleting subclauses (xi) through (xiv) therein and replacing them with the following:

“(xi) so long as actually paid in cash during the fiscal year ending on April 30, 2014 or the fiscal quarter ending on July 31, 2014, severance compensation set forth in clause (c)(xvi) of the definition of “EBITDA” paid during such fiscal period not to exceed $595,000 in the aggregate,

(xii) so long as such charges are actually incurred during the fiscal year ending on April 30, 2014 or the fiscal year ending on April 30, 2015, lease abandonment charges set forth in clause (c)(xvii) of the definition of “EBITDA” incurred during such fiscal years not to exceed $755,000 in the aggregate,

(xiii) so long as actually paid in cash during the fiscal year ending on April 30, 2014, duplicate headcount charges or expenses set forth in clause (c)(xviii) of the definition of “EBITDA” paid during such fiscal period not to exceed $135,000 in the aggregate,

(xiv) so long as actually paid in cash during the fiscal year ending on April 30, 2014, moving, relocation, travel, and legal expenses set forth in clause (c)(xix) of the definition of “EBITDA” paid during such fiscal period not to exceed $184,000 in the aggregate.”

          (f) The definition of “LIBOR Rate Margin” in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the pricing grid in such definition and replacing such grid with the following:

Level	Total Leverage Ratio Calculation	LIBOR Rate Margin for all other LIBOR Rate Loans
I	If the Total Leverage Ratio is less than 1.75:1.00	3.50 percentage points
II	If the Total Leverage Ratio is greater than or equal to 1.75:1.00 and less than 2.25:1.00	3.75 percentage points
III	If the Total Leverage Ratio is equal or greater than 2.25:1.00	4.00 percentage points

          (g) Clause (a) of Section 2.2 of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(a) Term Loan A. On the Closing Date, each Lender with a Term Loan A Commitment made (severally, not jointly or jointly and severally) term loans (collectively, “Term Loan A”) to Borrower in an aggregate principal amount equal to $12,000,000. The parties hereto acknowledge and agree that on the Fifth Amendment Effective Date, after taking into account the mandatory prepayment from Excess Cash Flow in respect of its most recently completed fiscal year, the outstanding principal balance of Term Loan A is $10,072,386.70. The principal of Term Loan A shall be repaid on the following dates and in the following amounts:

Date	Installment Amount
August 1, 2014 and the first day of each November, February, May, and August thereafter	$251,809.67

The outstanding unpaid principal balance and all accrued and unpaid interest on Term Loan A shall be due and payable on the earlier of (i) the Maturity Date, and (ii) the date of the acceleration of Term Loan A in accordance with the terms hereof. Any principal amount of Term Loan A that is repaid or prepaid may not be reborrowed. All principal of, interest on, and other amounts payable in respect of Term Loan A shall constitute Obligations.”

          (h) Clause (c)(i) of Section 2.4 of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(i) Revolver Commitments. The Revolver Commitments shall terminate on the Maturity Date.”

          (i) Clause (e)(vi) of Section 2.4 of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(vi) Excess Cash Flow. (1) On or before July 31, 2014, Borrower shall prepay the outstanding principal amount of the Obligations in the amount of $1,945,403.31, (which is 50% of the Excess Cash Flow of Borrower and its Subsidiaries for Borrower’s fiscal year ending April 30, 2014), and (2) within 10 days of delivery to Agent of audited annual financial statements pursuant to Section 5.1, commencing with the delivery to Agent of the financial statements for Borrower’s fiscal year ended April 30, 2015 or, if such financial statements are not delivered to Agent on the date such statements are required to be delivered pursuant to Section 5.1, within 10 days after the date such statements were required to be delivered to Agent pursuant to Section 5.1, Borrower shall prepay the outstanding amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to 50% of the Excess Cash Flow of Borrower and its Subsidiaries for such fiscal year.”

          (j) Section 2.10(c) of the Credit Agreement is hereby amended by deleting the proviso therein and replacing it with the following:

provided, however, that so long as no Event of Default shall have occurred and be continuing, Borrower shall not be obligated to submit to or reimburse Agent for more than one field exam during any calendar year, or submit to or reimburse Agent for more than one business or Recurring Revenue valuation during any calendar year.

          (k) The first sentence of Section 3.3 is hereby deleted in its entirety and replacing it with the following:

This Agreement shall continue in full force and effect for a term ending on June 30, 2017 (the “Maturity Date”).

          (l) Section 7(a) of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(a) Minimum TTM EBITDA. Achieve TTM EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$3,500,000	For the 12 month period ending July 31, 2014
$3,500,000	For the 12 month period ending October 31, 2014
$4,100,000	For the 12 month period ending January 31, 2015
$5,100,000	For the 12 month period ending April 30, 2015
$5,500,000	For the 12 month period ending July 31, 2015 and on the last day of each fiscal quarter thereafter

          (m) Section 7(b) of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(b) Minimum Liquidity. Maintain Liquidity at all times up to and including December 31, 2014, measured on a month-end basis, of at least $5,000,000.”

          (n) Section 7(c) of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(c) Minimum Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio, measured on a fiscal quarter-end basis, of at least 1.1:1.0 for each of the fiscal quarters ended on or after January 31, 2015.”

     2. Conditions Precedent to Amendment Number Five. This Amendment shall become effective as of the date hereof (such date, the “Fifth Amendment Effective Date”) upon satisfaction or waiver by the Lender Group of each of the following conditions precedent:

          (a) Certain Documents. Agent shall have received (i) this Amendment, duly executed by Borrower, Agent and each Lender, (ii) the Amended and Restated Fee Letter, and (iii) the Reaffirmation of Guaranty attached hereto, duly executed by each Guarantor.

          (b) Representations and Warranties. Immediately after giving effect to this Amendment, except to the extent any such representation and warranty solely relates to an earlier specified date, the representations and warranties contained in Section 3 below shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that already is qualified or modified by materiality in the text thereof).

          (c) Amendment Fee. Agent shall have received an amendment fee in the amount of $35,000, which fee shall be due and payable on the Fifth Amendment Effective Date.

          (d) Fees and Expenses Paid. There shall have been paid to Agent and each Lender all fees and expenses (including fees and expenses of counsel to Agent) incurred in connection with this Amendment and the transactions contemplated hereby, and all other fees and expenses due and payable on or before the date hereof under any Loan Document shall have been paid.

     3. Representations and Warranties. Borrower represents and warrants as follows:

          (a) Authority. Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party. The execution, delivery and performance by Borrower of this Amendment has been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

          (b) Enforceability. This Amendment has been duly executed and delivered by Borrower. This Amendment and the Credit Agreement (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect, except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity or (ii) the availability of the remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding therefor may be brought.

          (c) Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true, complete and accurate in all respects as of the date hereof, except for representations and warranties which relate exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date.

          (d) No Default. Immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

     4. No Waiver. The execution of this Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Document, whether or not known to Agent or any of the Lenders and whether or not existing as of the date hereof. Without limiting the generality of the foregoing, Agent acknowledges that Borrower is and prior to the date of this Amendment has been in compliance with its obligations regarding prepayments of Excess Cash Flow.

     5. Choice of Law and Venue; Jury Trial Waiver.

          (a) THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF PARENT AND BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 5(b).

          (c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF PARENT AND BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF PARENT AND BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

     7. Reference to and Effect on the Loan Documents.

          (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

          (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower without defense, offset, claim or contribution.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          (d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

     8. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

     9. Estoppel. To induce Agent to enter into this Amendment and to continue to make advances to Borrower under the Credit Agreement, Borrower hereby acknowledges and agrees that, immediately before and after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower or any Guarantor as against Agent or any Lender with respect to the Obligations.

[The remainder of the page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWER:

DAEGIS INC.,
a Delaware corporation

By:	/s/ Susan K. Conner
Name:	Susan K. Conner
Title:	Chief Financial Officer

[Signatures continue on the following page.]

Amendment Number Five to Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent and sole Lender

By:	/s/ John Nocita
Name:	John Nocita
Title:	Managing Director

Amendment Number Five to Credit Agreement

REAFFIRMATION OF GUARANTY

Dated as of August 5, 2014

     The undersigned (each, a “Guarantor” and collectively, the “Guarantors”), has executed a General Continuing Guaranty, dated as of June 30, 2011 (the “Guaranty”), in favor of Wells Fargo Capital Finance, LLC (“Agent”), respecting the obligations of Daegis Inc., a Delaware corporation (“Daegis”) under that certain Credit Agreement dated as of June 30, 2011 by and between Daegis, the Lenders signatory thereto and Agent, owing to the Lender Group under and pursuant to the Loan Documents (as that term is defined in the Credit Agreement). Concurrently herewith, the terms of the Credit Agreement are being amended pursuant to that certain Amendment Number Five to Credit Agreement attached hereto (the “Amendment”). Each Guarantor acknowledges the terms of the Amendment and reaffirms and agrees that: (a) its Guaranty remains in full force and effect; (b) nothing in such Guaranty obligates Agent to notify the undersigned of any changes in the loans and financial accommodations made available to Borrower (as that term is defined in the Amendment) or to seek reaffirmation of such Guaranty; and (c) no requirement to so notify any of the undersigned or to seek reaffirmation in the future shall be implied by the execution of this reaffirmation.

[Signature pages to follow.]

Reaffirmation of Guaranty

GUARANTORS:

UNIFY INTERNATIONAL (US) CORPORATION,
a Delaware corporation

By:	/s/ Susan K. Conner
Name:	Susan K. Conner
Title:	Chief Financial Officer

STRATEGIC OFFICE SOLUTIONS, INC.,
a California corporation

By:	/s/ Susan K. Conner
Name:	Susan K. Conner
Title:	Secretary and Treasurer

AXS-ONE INC.,
a Delaware corporation

By:	/s/ Susan K. Conner
Name:	Susan K. Conner
Title:	Secretary and Treasurer

Reaffirmation of Guaranty